SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           CURRENT REPORT ON FORM 8-KA


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report, May 15, 1998


                         Commission File Number: 0-20307

                         AVALON COMMUNITY SERVICES, INC.
                          (Exact name of Registrant as
                       specified in its corporate charter)



        Nevada                                             13-3592263
(State of Incorporation)                           (I.R.S. Employer I.D. Number)


               13401 Railway Drive, Oklahoma City, Oklahoma 73114
                    (Address of Principal executive offices)

                                 (405) 752-8802
                           (Issuer's telephone number)












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ITEM 2.  Acquisition of Assets


  On October 2, 1997, Avalon Community Services, Inc. acquired an adult correctional facility from Freedom Ranch, Inc. The facility is doing business as Turley Correctional Center. Avalon Community Services, Inc. assumed management and began operating the facility on October 2, 1997. The facility is a 150- bed adult residential community corrections facility on 35 acres of land, located in Tulsa, Oklahoma. The facility was purchased from Freedom Ranch, Inc., an Oklahoma non-profit corporation.

  Audited financial statements of the assets acquired from the seller, Freedom Ranch, Inc. are presented in Item 7 below. Additionally, unaudited pro forma combined financial statements are also provided in Item 7 below.


ITEM 7.  Financial Statements and Exhibits

a. Financial Statements and Report of Independent Certified Public Accountants for the Turley Correctional Facility acquired from Freedom Ranch, Inc. as of and for the years ended June 30, 1996 and June 30, 1997.

b. Pro forma combined financial statements of Avalon Community Services, after the purchase of the Turley Correctional Facility from Freedom Ranch, Inc. as of September 30, 1997, and for the year ended December 31, 1996 and the nine months ended September 30, 1997.












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                AVALON COMMUNITY SERVICES, INC. AND SUBSIDIARIES
                                   SIGNATURES



  In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    May 15, 1998                       AVALON COMMUNITY SERVICES, INC.


                                            By:   \Jerry Sunderland
                                            --------------------------------
                                            Jerry Sunderland, President